Exhibit 99.1

Larry Evans Retires from Aspen Technology’s Board of Directors

Evans will continue to serve as a Senior Advisor to AspenTech after retiring as Chairman

CAMBRIDGE, Mass. - Jan. 13, 2005 -  Aspen Technology, Inc. (Nasdaq: AZPNE) today announced that Larry Evans, Chairman of the Company’s Board of Directors, has retired from the Board, effective today.  Evans, age 70, was the principal founder of AspenTech and served as its Chairman and Chief Executive Officer from 1981-2002, while continuing in his role as Chairman for the past two years. Evans will serve as a Senior Advisor to AspenTech and continue to help provide strategic input to the Company.

While a professor at the Massachusetts Institute of Technology, Evans pioneered the use of process simulation technology.  He founded AspenTech as a start-up with eight employees and under his leadership grew the company into the leading supplier of engineering, manufacturing and supply chain software to the process industries.  He has received several prestigious awards that have recognized his performance and leadership at AspenTech, including being inducted into the National Academy of Engineering, being named a high-technology Entrepreneur of the Year by Ernst & Young, and being named a “Hero of Manufacturing” by FORTUNE magazine.

The Company also announced that Stephen Jennings has been elected to succeed Mr. Evans as Chairman on an interim basis.  Jennings is Director of the Monitor Group, a Cambridge-based management consulting firm, and presently serves as lead director of the AspenTech Board of Directors.  He has been a Director since 2000.

“On behalf of all AspenTech employees, I would like to thank Larry Evans for his dedication and hard work over more than 23 years in building the most significant franchise in the process industries,” said Mark Fusco, President & CEO of AspenTech.  “He leaves a legacy of innovation and his vision has helped to deliver tremendous productivity improvements to the entire industry.  Going forward, we intend to leverage the foundation that Larry built to create value for our customers, to provide attractive returns to our shareholders, and to offer employees challenging and rewarding opportunities.”

Larry Evans commented, “The appointment of Mark Fusco as CEO opens a new chapter in the evolution of the Company and this is a logical time for me to pass the baton to new leadership.  I want to thank all of our employees, customers and shareholders for their support through the years and I look forward to tackling new challenges in the future.  I am proud of what we accomplished at AspenTech over the past two decades.  We consistently delivered the best and most innovative software to the industry, we developed key strategic relationships with some of the world’s largest customers, and we developed a talented employee base with unparalleled domain expertise.”

About Aspen Technology

Aspen Technology, Inc. provides industry-leading software and implementation services that enable process companies to use simulation models to increase efficiency and profitability.  aspenONE, a new generation of software solutions from the Company, represents a major step forward in helping process manufacturers achieve their strategic operational excellence initiatives.  The first comprehensive offering to address the demands of the Enterprise Operations Management (EOM) market, aspenONE provides companies with integrated systems that enable them to manage and optimize their operational performance.  Over 1,500 leading companies already rely on the Company’s software, including Aventis, Bayer, BASF, BP, ChevronTexaco, Dow Chemical, DuPont, ExxonMobil, Fluor, GlaxoSmithKline, Shell, and Total.  For more information, visit www.aspentech.com.

The fourth and fifth paragraphs of this press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  For this purpose, any statement using the term “will,” “should,” “could,” “anticipates,” “believes” or a comparable term is a forward-looking statement. Actual results may vary significantly from AspenTech’s expectations based on a number of risks and uncertainties, including: AspenTech’s lengthy sales cycle which makes it difficult to predict quarterly operating results; the FTC proceeding challenging AspenTech’s acquisition of Hyprotech; fluctuations in AspenTech’s quarterly operating results; AspenTech’s dependence on customers in the cyclical chemicals, petrochemicals and petroleum industries; AspenTech’s ability to raise additional capital as required; AspenTech’s ability to integrate the operations of acquired companies; intense competition; AspenTech’s need to develop and market products successfully; reliance on relationships with strategic partners; and other risk factors described from time to time in AspenTech’s periodic reports and registration statements filed with the Securities and Exchange Commission.  AspenTech cannot guarantee any future results, levels of activity, performance, or achievements.  Moreover, neither AspenTech nor anyone else assumes responsibility for the accuracy and completeness of any forward-looking statements.  AspenTech undertakes no obligation to update any of the forward-looking statements after the date of this press release.

AspenTech, aspenONE and the Aspen logo are trademarks of Aspen Technology, Inc., Cambridge, Mass.

Contact:

Aspen Technology, Inc.

Joshua Young, 617-949-1274

Director, Investor Relations & Corp. Communications

joshua.young@aspentech.com